Exhibit 10.5

BETTER HOLDCO, INC.
2016 EQUITY INCENTIVE PLAN

8.2	Award Agreement	12

8.3	Restrictions on Transfer	13

8.4	Forfeiture; Other Restrictions	13

8.5	Termination of Service	13

8.6	Stockholder Privileges	13

8.7	Purchase of Restricted Stock	13

9. RESTRICTED STOCK UNITS		14

9.1	Grant of Restricted Stock Units	14

9.2	Award Agreement	14

9.3	Restrictions on Transfer	14

9.4	Crediting Restricted Stock Units	14

9.5	Crediting of Dividend Equivalents	14

9.6	Settlement of RSU Accounts	14

9.7	Stockholder Privileges	15

10. DEFERRED STOCK		15

10.1	Grant of Deferred Stock	15

10.2	Award Agreement	15

10.3	Deferred Stock Elections	15

10.4	Deferral Account	16

10.5	Stockholder Privileges	17

10.6	Transfer	17

11. REPURCHASE RIGHT		17

11.1	Applicability	17

11.2	Company’s Right of Repurchase	17

11.3	Repurchase Price	17

11.4	Repurchase Notice	17

11.5	Failure to Transfer Stock	18

12. DIVIDEND EQUIVALENTS		18

13. TAX WITHHOLDING		19

14. PARACHUTE LIMITATIONS		19

15. EFFECT OF CHANGES IN CAPITALIZATION		20

15.1	Changes in Stock	20

15.2	Change of Control	21

15.3	Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs	21

15.4	Adjustment	22

15.5	No Limitations on the Company	22

16. REQUIREMENTS OF LAW		22

17. GENERAL PROVISIONS		22

17.1	Disclaimer of Rights	22

17.2	Nontransferability of Awards	23

17.3	Changes in Accounting or Tax Rules	23

17.4	Nonexclusivity of this Plan	23

17.5	Captions	23

17.6	Other Award Agreement Provisions	23

17.7	Other Employee Benefits	24

17.8	Severability	24

17.9	Governing Law	24

17.10	Code Section 409A	24

18. AMENDMENT, MODIFICATION AND TERMINATION		24

18.1	Amendment, Modification, and Termination	24

18.2	Awards Previously Granted	24

19. EFFECTIVE DATE OF PLAN		25

20. DURATION		25

21. EXECUTION		25

BETTER HOLDCO, INC.
2016 EQUITY INCENTIVE PLAN
1.    ESTABLISHMENT AND PURPOSE
1.1    Establishment. Better Holdco, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby amends its 2015 Equity Incentive Plan by replacing it in its entirety through the establishment of this Better Holdco, Inc. 2016 Equity Incentive Plan (this “Plan”). This Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and deferred stock awards in accordance with the terms hereof.
1.2    Purpose. This Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, employees, consultants, independent contractors and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
2.    DEFINITIONS
For purposes of interpreting this Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1    “Affiliate” means any Subsidiary of the Company.
2.2    “Award” means a grant under this Plan of an Option, SAR, Restricted Stock, Restricted Stock Unit or Deferred Stock.
2.3    “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award. The Award Agreement is subject to the terms and conditions of this Plan. In the event of any inconsistency between the provisions of this Plan and any Award Agreement, the provisions of this Plan shall govern.
2.4    “Benefit Arrangement” has the meaning set forth in Section 14.
2.5    “Board” means the board of directors of the Company.
2.6    “Business Combination” has the meaning set forth in Section 2.8.
2.7    “Cause” means, as determined by the Committee, the occurrence of any one of the following: (a) commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character or reputation of the Company, or that would cause harm to its customer relations, operations or business prospects; (b) breach of a fiduciary duty owed to the Company; (c) violation or threatening to violate a restrictive covenant agreement, such as a non-compete, non-solicit, or non-disclosure agreement, between an Eligible Person and the Company; (d) unauthorized disclosure or use of confidential information or trade secrets; (e) violation of any lawful policies or rules of the Company, including any applicable code of conduct; (f) commission of criminal activity; (g) failure to reasonably cooperate in any investigation or proceeding concerning the Company; or (h) neglect or misconduct in the performance of the Participant’s duties and responsibilities, provided that, if curable, such Participant did not cure such neglect or misconduct within ten (10) days after the Company gave written notice of such neglect or misconduct to such Participant; provided, however, that in the event a Participant is party to an employment agreement with the Company that contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be controlling.
2.8    “Change of Control” means and shall be deemed to have occurred upon the occurrence of:
(a)    The acquisition by any individual, entity or group (each, a “Person”) of beneficial ownership of 50% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection, the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i) or (ii) of subsection (b) below; or
(b)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”); provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individuals were a member of the Incumbent Board, at the time of the execution of the initial agreement, or of the action of the board, providing for such Business Combination. If an Award is considered non-qualified deferred compensation subject to Section 409A of the Code, then such “Change of Control” must also constitute a “change in control event” (as defined in Treasury Regulation Section 1.409A-3(i)(5)).
2.9    “Closing” has the meaning set forth in Section 11.4.
2.10    “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.
2.11    “Committee” means the Compensation Committee of the Board or any committee of at least three (3) individuals designated by the Board to administer this Plan or, if no committee is appointed, the Board.
2.12    “Company” means Better Holdco, Inc., a corporation organized and existing under the laws of the State of Delaware.
2.13    “Corporate Event” means an event described in Section 15.1.
2.14    “Deferral Account” has the meaning set forth in Section 10.4(a).
2.15    “Deferral Election” has the meaning set forth in Section 10.3(a).
2.16    “Deferred Stock” means a right, granted as an Award under Section 10, to receive payment in the form of shares of Stock (or measured by the value of shares of Stock) at the end of a specified deferral period.
2.17    “Disabled” or “Disability” means, unless otherwise provided in an employment, a consulting or other services agreement, if any, between the Participant and the Company or an Affiliate, the Participant is unable to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided that with respect to any Award subject to Section 409A of the Code, the term “Disability” or “Disabled” means the Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company; or (iii) determined to be totally disabled by the Social Security Administration.
2.18    “Dividend Equivalent” means any right to receive payments equal to dividends or property, if and when paid or distributed, on shares of Stock or Restricted Stock Units.

2.19    “Effective Date” means the effective date of this Plan, November 3, 2016, the date this Plan was approved by the Board.
2.20    “Employee” means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company’s standard personnel policies and practices.
2.21    “Exercise Price” means the price at which a share of Stock may be purchased pursuant to the exercise of an Option.
2.22    “Fair Market Value” means the value of a share of Stock as of a particular date, determined as follows:
(a)    if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion (but for any Award to a U.S. Taxpayer, such determination shall be consistent with the requirements of Section 409A of the Code), or
(b)    if the shares of Stock are listed on a securities exchange or market system, the closing sale price reported for such share on the securities exchange or market system on which such stock is principally traded, or if no sale of shares is reported for such trading day, on the next preceding day on which a sale was reported.
2.23    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term “Family Member” shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter- in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the exclusive benefit of any one or more of these persons.
2.24    “Governing Documents” means the Company’s governing documents, including but not limited to, the Company’s certificate of incorporation, by-laws and any stockholders agreement of the Company.
2.25    “Grant Date” means, as determined by the Committee the date on which the Committee approves an Award.
2.26    “Incumbent Board” has the meaning set forth in Section 2.8.
2.27    “Minimum Statutory Withholding” has the meaning set forth in Section 13.

2.28    “Option” means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time. No Option granted under this Plan shall be an incentive stock option subject to Section 422 of the Code.
2.29    “Other Agreement” has the meaning set forth in Section 14.
2.30    “Outstanding Company Common Stock” has the meaning set forth in Section 2.8.
2.31    “Outstanding Company Voting Securities” has the meaning set forth in Section 2.8.
2.32    “Parachute Payment” has the meaning set forth in Section 14.
2.33    “Participant” means any eligible individual as defined in Section 5 who is granted an Award under this Plan.
2.34    “Person” has the meaning set forth in Section 2.8.
2.35    “Plan” means this Better Holdco, Inc. 2016 Equity Incentive Plan, as amended from time to time.
2.36    “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.
2.37    “Repurchase Notice” has the meaning set forth in Section 11.4.
2.38    “Repurchase Price” has the meaning set forth in Section 11.3.
2.39    “Repurchase Right” has the meaning set forth in Section 11.2.
2.40    “Restricted Stock” means an Award of shares of Stock granted under Section 8.
2.41    “Restricted Stock Unit” means the right granted as an Award under this Plan to receive shares of Stock, conditioned on the satisfaction of Restrictions imposed by the Committee.
2.42    “Restriction Period” means the period during which Restricted Stock are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Sections 8.3 and 8.4.
2.43    “Restrictions” means any restriction of a Participant’s free enjoyment of shares of Stock or other rights underlying Awards, including (a) a restriction that the Participant or other holder may not sell, transfer, pledge or assign shares of Stock or tight, and (b) such other restrictions as the Committee may impose in an Award Agreement (including any restriction on the right to vote shares of Stock and the right to receive dividends). Restrictions may be based upon the passage of time, the satisfaction of performance criteria and/or the occurrence of one of more events of conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date, the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.
2.44    “RSU Account” has the meaning set forth in Section 9.4.
2.45    “SAR” or “Stock Appreciation Right” means a right granted as an Award under this Plan to receive an amount equal to the number of shares of Stock with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value (or such lower per share price as is set forth in an Award Agreement) of one share of Stock on the Exercise Date over (b) the Strike Price.
2.46    “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of this Plan shall be determined by the Committee and such determination shall be final, binding and conclusive.
2.47    “Service Provider” means an employee, an officer or a director of the Company or an Affiliate, or a consultant or an independent contractor providing services to the Company or an Affiliate. Such employee, officer or director will cease to be a Service Provider when an Affiliate for which such individual provides services ceases to be an Affiliate.
2.48    “Settlement Date” means the payment date for Restricted Stock Units or Deferred Stock, as applicable.
2.49    “Stock” or “Common Stock” means a share of common stock of the Company, $0.01 par value per share.
2.50    “Strike Price” means the per share of Stock price used as the baseline measure for the value of a SAR, as specified in an applicable Award Agreement.
2.51    “Subsidiary” means any entity in an unbroken chain of entities in which the Company or another entity in such unbroken chain owns more than fifty percent (50%) of the outstanding equity of such entity.
2.52    “U.S. Taxpayer” means a Participant who is subject to taxation under the Code.
3.    PLAN ADMINISTRATION
3.1    General. The Committee shall have such powers and authorities related to the administration of this Plan as are consistent with the terms of this Plan. The Committee shall have the power and authority to delegate its responsibilities hereunder, and with respect to the authority of the Committee to act hereunder, all references to the Committee shall be deemed to include a reference to the Committee’s delegate to the extent such power or responsibilities have been delegated. Except as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the by-laws of the Company, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under this Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of this Plan that the Committee deems to be necessary or appropriate to the administration of this Plan, any Award or any Award Agreement. The interpretation and construction by the Committee of any provision of this Plan, any Award or any Award Agreement shall be final, binding and conclusive.
3.2    Authority of the Committee. Subject to the other terms and conditions of this Plan, the Committee shall have full and final authority, including but not limited to:
(a)    designate Participants;
(b)    determine the type or types of Awards to be made to a Participant;
(c)    determine the number of shares of Stock to be subject to an Award;
(d)    establish the terms and conditions of each Award (including, but not limited to, the Exercise Price of any Option, the nature and duration of any Restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto);
(e)    prescribe the form of each Award Agreement; and
(f)    amend, modify, or supplement the terms of any outstanding Award including the authority to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.
Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option granted to a U.S. Taxpayer that causes the Option to become subject to Section 409A of the Code, except that appropriate adjustments may be made to outstanding Awards pursuant to Section 15.
As a condition to any Award, the Committee shall have the right, at its discretion, to require Participants to return to the Company Awards previously granted under this Plan. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Company may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or this Plan, as applicable.

3.3    No Liability. No member of the Board or of the Committee, nor any delegate thereof, shall be liable for any action or determination made in good faith with respect to this Plan, any Award or any Award Agreement.
3.4    Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
4.    STOCK SUBJECT TO THIS PLAN
4.1    Number of Shares. Subject to adjustment as provided in Section 15, the maximum number of shares of Stock available for issuance under this Plan shall be 6.5% of all authorized Company shares. Such maximum numbers may be increased from time to time by approval of the Board and, to the extent required by applicable law, by the stockholders of the Company. Stock issued or to be issued under this Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.
4.2    Individual Award Limit. Subject to adjustment as provided in Section 15, the maximum number of shares of Stock that may be covered by an Award granted under this Plan (other than Substitute Awards) to a single Participant in any calendar year shall not exceed 30% of all authorized Company shares.
4.3    Share Counting. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of Substitute Awards or tandem Awards) and make adjustments in accordance with Section 15. If the Exercise Price of any Option granted under this Plan, or if pursuant to Section 13 the tax withholding obligation of any Participant with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (either by actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under this Plan. To the extent that an Award under this Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company will be available under this Plan, and shares that are withheld from an Award or separately surrendered by a Participant in payment of the Exercise Price or taxes relating to an Award shall be deemed to constitute shares of Stock not delivered to the Participant and will be available under this Plan.
5.    ELIGIBILITY AND PARTICIPATION
Individuals eligible to participate in this Plan include all Service Providers of the Company or any Affiliate. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals those individuals to whom Awards shall be granted. An eligible person may receive more than one Award, subject to such Restrictions as are provided herein.

6.    STOCK OPTIONS
6.1    Grant of Options. Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its sole discretion.
6.2    Award Agreement. Each Option granted under this Plan shall be evidenced by an Award Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option, the maximum duration of the Option, the conditions upon which an Option shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of this Plan.
(a)    Exercise Price. The Exercise Price for each Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date.
(b)    Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.
(c)    Term. Each Option shall terminate as set forth in the Award Agreement and all rights to purchase shares of Stock shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the Grant Date.
(d)    Restrictions on Exercise. The Award Agreement shall set forth any Restrictions on exercise of the Option during the term of the Option.
(e)    Vesting. Unless otherwise determined by the Committee and set forth in the Award Agreement, the Option shall vest and become exercisable ratably over the four (4)-year period beginning on the Grant Date so twenty-five percent (25%) of the Option vests on each of the first four (4) anniversaries of the Grant Date.
6.3    Exercise of Option.
(a)    Manner of Exercise. Subject to such other requirements as the Committee shall determine in its sole discretion (which may include, but shall not be limited to, making such representations regarding securities laws as the Committee shall determine), an Option granted hereunder shall be exercised, in whole or in part, by delivery of written or electronic notice, on a form provided by the Company, to the Committee (or an officer designated by the Committee), specifying the number of shares of Stock to be purchased and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.
(b)    Payment. A condition to the issuance or other delivery of shares of Stock as to which an Option is exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Award Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tender (either by actual delivery or by attestation) of unrestricted shares of Stock already owned by the Participant (for at least six (6) months or such other period as may be required by the Committee) on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised; (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to, a cashless (broker- assisted) exercise; or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
(c)    Delivery of Shares. Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates evidencing such Participant’s ownership of the shares of Stock purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of book-entry.
6.4    Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination of Service.
6.5    Transferability. Except as provided in any stockholder agreement of the Company or Section 6.6, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 6.6, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution. Transfers of shares of Stock purchased pursuant to an Option shall not be permitted except as set forth in the Governing Documents.
6.6    Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.6, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.6, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.6 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in the applicable Award Agreement.

6.7    Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 15 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
7.    STOCK APPRECIATION RIGHTS
7.1    Grant of SARs. Subject to the provisions of this Plan, SARs may be granted to Participants on a standalone basis or in tandem with an Option, in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its sole discretion.
7.2    Award Agreement. Each SAR granted under this Plan shall be evidenced by an Award Agreement that shall specify the Grant Date, the Strike Price, the maximum duration of the SAR, the number of shares of Stock to which the SAR pertains, the conditions upon which such SAR shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of this Plan.
(a)    Strike Price. The Strike Price of a SAR shall be determined by the Committee in its sole discretion; provided, however, that the Strike Price shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Stock on the Grant Date of the SAR.
(b)    Number of SARs. Each Award Agreement shall state that it covers a specified number of SARs, as determined by the Committee.
(c)    Term. Each SAR shall terminate as set forth in the Award Agreement and all rights to purchase shares of Stock to which the SAR pertains shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of the Grant Date.
(d)    Restrictions on Exercise. The Award Agreement shall set forth any Restrictions on exercise of SARs during the term of the SARs.
(e)    Vesting. Unless otherwise determined by the Committee and set forth in the Award Agreement, SARs shall vest and become exercisable ratably over the four (4)- year period beginning on the Grant Date so twenty-five percent (25%) of the shares of Stock to which the SAR pertains vest on each of the first four (4) anniversaries of the Grant Date.
7.3    Exercise of SARs. Subject to such other requirements as the Committee shall determine in its sole discretion (which may include, but shall not be limited to, making such representations regarding securities laws as the Committee shall determine), SARs granted hereunder shall be exercised, in whole or in part, by delivery of written or electronic notice, on a form provided by the Company, to the Committee (or an officer designated by the Committee), specifying the number of whole shares of Stock with respect to which the SAR is to be exercised.
7.4    Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise SARs following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination of Service.
7.5    Transferability. Except as provided in any stockholders agreement of the Company or Section 7.6, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise a SAR. Except as provided in Section 7.6, no SAR shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.
7.6    Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 7.6, a “not for value” transfer is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 7.6, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Participant in accordance with this Section 7.6 or by will or the laws of descent and distribution. The events of termination of Service under a SAR shall continue to be applied with respect to the original Participant, following which the SAR shall be exercisable by the transferee only to the extent and for the periods specified in the applicable Award Agreement.
7.7    Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock). Except as provided in Section 15 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
8.    RESTRICTED STOCK
8.1    Grant of Restricted Stock. Subject to the provisions of this Plan, the Committee at any time and from time to time may grant shares of Restricted Stock to Participants in such amounts as the Committee shall determine.
8.2    Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the Restriction Period, the number of shares of Stock granted and such other provisions as the Committee shall determine. The Award Agreement shall be accompanied by a fully executed Joinder.

8.3    Restrictions on Transfer. Except as provided in the applicable Award Agreement or the Governing Documents, the shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period established by the Committee and specified in the Award Agreement, and then such transfers shall only be those that are permitted by this Plan and the Company’s Governing Documents. All rights with respect to the Restricted Stock granted to a Participant shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.
8.4    Forfeiture; Other Restrictions. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, shares of Restricted Stock shall become free of Restrictions ratably over the four (4)-year period beginning on the Grant Date so twenty-five percent (25%) of the shares of Restricted Stock become free of Restrictions on each of the first four (4) anniversaries of the Grant Date. Subject to the foregoing provisions of this Section 8.4, the Committee shall impose such other conditions and Restrictions on any shares of Restricted Stock as it may deem advisable, such as a requirement that the Participant pay a specified amount to purchase each share of Restricted Stock, Restrictions based on the achievement of specific performance goals, time-based Restrictions on vesting following the attainment of the performance goals, time-based Restrictions or Restrictions under applicable laws or under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or holding requirements or sale Restrictions placed on the shares of Stock by the Company upon vesting of such Restricted Stock.
8.5    Termination of Service. Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Participant’s Service with the Company or an Affiliate, any shares of Restricted Stock held by such Participant that have not vested, or with respect to which all applicable Restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Participant shall have no further rights with respect to such Awards, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock.
8.6    Stockholder Privileges. Unless otherwise determined by the Committee and set forth in the Award Agreement, a Participant holding shares of Restricted Stock shall have voting rights and dividend rights with respect to the shares subject to such Award during the Restriction Period.
8.7    Purchase of Restricted Stock. The Participant shall be required, to the extent required by applicable law, to purchase the shares of Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock, or (ii) the Purchase Price, if any, specified in the Award Agreement. The Purchase Price shall be payable in cash or in cash equivalents acceptable to the Committee. In addition, to the extent the Award Agreement so provides, payment of the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules, or, in the discretion of the Committee, in consideration for past Service rendered to the Company or an Affiliate. Upon the expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Committee, upon the proper payment of the Purchase Price, the Restrictions applicable to Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a certificate for such shares of Stock shall be delivered, free of all such Restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.
9.    RESTRICTED STOCK UNITS
9.1    Grant of Restricted Stock Units. Subject to the provisions of this Plan and applicable requirements of Code Sections 409A(a)(2), (3) and (4), the Committee at any time and from time to time may grant Restricted Stock Units to Participants in such amounts as the Committee shall determine.
9.2    Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of shares subject to the Restricted Stock Units granted, and such other provisions not inconsistent with the Plan or Code Section 409A as the Committee shall determine.
9.3    Restrictions on Transfer. The Committee may impose such Restrictions on Restricted Stock Units as it deems appropriate, including time-based Restrictions, Restrictions based on the achievement of specific Company performance goals, Restrictions based on the occurrence of a specified event, or Restrictions under securities laws or pursuant to a regulatory entity with authority over the Company or an Affiliate, and/or a combination of any of the foregoing. Transfers of shares of Stock issued upon settlement of Restricted Stock Units shall not be permitted except as set forth in the Governing Documents.
9.4    Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each participant who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Participant’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only, and the Company shall not be obligated to segregate or set aside assets representing securities or other amount credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.
9.5    Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to shares of Stock, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a share of Stock on the payment date of such dividend of distribution.
9.6    Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the Participant (or his or her beneficiary, if applicable) a number of shares of Stock equal to the whole number of shares of Stock underlying the Restricted Stock Units then credited to the Participant’s RSU Account (or a specified portion in the event of any partial settlement); provided, however, that any fractional shares of Stock underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a share of Stock as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit, as determined by the Committee. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited to a Participant’s RSU Account shall be as soon as administratively practical following when Restrictions applicable to an Award of Restricted Stock Units have lapsed, but in no event shall such Settlement Date be later than March 15 of the calendar year following the calendar year in which the Restrictions applicable to an Award of Restricted Stock Units have lapsed. Unless otherwise provided in an Award Agreement, in the event of a Participant’s termination of Service prior to the lapse of such Restrictions, such Participant’s Restricted Stock Units shall be immediately cancelled and forfeited to the Company
9.7    Stockholder Privileges. A Participant holding Restricted Stock Units shall have no voting rights with respect to Restricted Stock Units.
10.    DEFERRED STOCK
10.1    Grant of Deferred Stock. Subject to the provisions of this Plan and applicable requirements of Code Sections 409A(a)(2), (3) and (4), the Committee at any time and from time to time may grant Deferred Stock to Participants in such amounts as the Committee shall determine (including, to the extent allowed by the Committee, grants at the election of a Participant to convert shares of Stock to be acquired upon the lapse of Restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock).
10.2    Award Agreement. Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Stock underlying the Deferred Stock subject to an Award, the Settlement such shares of Deferred Stock shall be settled and such other provisions as the Committee shall determine that are in accordance with the Plan and Code Section 409A.
10.3    Deferred Stock Elections.
(a)    Making of Deferral Elections. If and to the extent permitted by the Committee, a Participant may elect (“Deferral Election”) at such times and in accordance with rules and procedures adopted by Committee (which shall comport with Code Section 409A), to receive all or any portion of his or her salary, bonus and/or cash retainer (including any cash or other Award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary, bonus and/or cash retainer or other permissible Award to be paid in the form of Deferred Stock divided by the Fair Market Value of a share of Stock on the date such salary, bonus, cash retainer or other such Award would otherwise be paid in cash or distributed in shares of Stock or pursuant to such other terms or conditions as the Committee may determine. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election would otherwise have been paid to the Participant in cash or shares of Stock.

(b)    Timing of Deferral Elections. An initial Deferral Election must be filed with the Company (pursuant to procedures established by the Committee) no later than December 31 of the calendar year preceding the calendar year in which the amounts subject to the Deferral would otherwise be earned, subject to such restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline, unless the Company has specified an earlier time at which it shall be irrevocable. Each Deferral Election shall remain in effect with respect to subsequently earned amounts unless the Participant revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and must be made at a time at which a subsequent Deferral Election is permitted.
(c)    Subsequent Deferral Election. A Deferral Election (other than an initial Deferral Election) made with respect to an Award that is not exempt from Code Section 409A must meet the timing requirements for a subsequent deferral election as specified in Treasury Regulation Section 1.409A-2(b).
10.4    Deferral Account.
(a)    Establishment of Deferral Accounts. The Company shall establish an account (“Deferral Account”) on its books for each Participant who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the Participant’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only, and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.
(b)    Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to shares of Stock, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a share of Stock at the payment date of such dividend or distribution.
(c)    Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Participant or his or her beneficiary, as applicable) a number of shares of Stock equal to the whole number of shares of Deferred Stock then credited to the Participant’s Deferral Account (or a specified portion in the event of any partial settlement); provided, however, that any fractional shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a share of Stock as of the Settlement Date multiplied by the remaining fractional share of Stock, as determined by the Committee. The Settlement Date for all Deferred

Stock credited in a Participant’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, is limited to one or more of the following events: (i) a specified date within the meaning of Treasury Regulation Section 1.409A-3(i)(1), (ii) a Change in Control, (iii) the Participant’s “separation from service” as provided in Treasury Regulation Section 1.409A-1(h), (iv) the Participant’s death, (v) the Participant’s Disability, or (vi) an “unforeseeable emergency” of the Participant as provided in Treasury Regulation Section 1.409A-3(i)(3)
10.5    Stockholder Privileges. A Participant shall have no voting rights in Deferred Stock.
10.6    Transfer. Transfers of Deferred Stock shall not be permitted except as set forth in the Governing Documents.
11.    REPURCHASE RIGHT
11.1    Applicability. Except (a) as otherwise provided in an Award Agreement or (b) to the extent otherwise required by any stockholders agreement of the Company, shares of Stock held by a Participant (or any subsequent holder of Stock granted to such Participant) pursuant to this Plan shall be subject to the repurchase provisions of this Section 11.
11.2    Company’s Right of Repurchase. Upon a Participant’s termination of Service for Cause, all of the shares of Stock held by the Participant (or a subsequent holder) shall be subject to repurchase by the Company pursuant to this Section 11 (the “Repurchase Right”). The Repurchase Right shall only apply where a Participant is terminated for Cause.
11.3    Repurchase Price. The purchase price (“Repurchase Price”) for each unrestricted share of Stock or otherwise vested share of Stock being repurchased shall be One Hundred Percent (100%) of the Fair Market Value of the share of Stock as of the date of the Participant’s termination of Service. The Repurchase Price for each restricted share of Stock or otherwise unvested share of Stock being repurchased shall be the lesser of: (a) the amount paid for each share of Stock and (b) the Fair Market Value of each such share of Stock. For the avoidance of doubt, if no purchase is paid for a restricted share of Stock or otherwise unvested share of Stock, then upon the Participant’s termination of Service, such restricted share of Stock or otherwise unvested share of Stock shall be automatically forfeited to the Company.
11.4    Repurchase Notice. The Company may (but shall not be obligated to) elect to purchase all or any portion of the shares of Stock on the terms contained in this Section 11 by delivering written notice (the “Repurchase Notice”) to the Participant (or the applicable subsequent holder) within sixty (60) days after the Participant’s termination of Service. The Repurchase Notice shall set forth the number of shares and amount of Stock to be acquired from each Award held by the Participant (or the applicable subsequent holder), the aggregate consideration to be paid for such shares of Stock, and the time and place for the closing of such purchase (the “Closing”). At the Closing (which shall not occur more than thirty (30) days following delivery of the Repurchase Notice), the Participant (or the applicable subsequent holder) shall deliver to the Company such documentation as the Company may reasonably require to effect the conveyance to the Company of all of the shares of Stock being repurchased, free and clear of all claims, liens, or encumbrances. The Company shall be entitled to offset from amounts due to the Participant hereunder an amount equal to all (or a portion) of any amounts then owed by the Participant to the Company or any of its Affiliates. The Company shall be entitled to receive customary representations and warranties as to ownership, title, authority to sell and the like from the Participant (or the applicable subsequent holder) regarding such sale, to require the Participant’s (or the applicable subsequent holder’s) signature to be guaranteed and to receive such other evidence, including applicable inheritance and estate tax waivers, as may reasonably be necessary to effect the purchase of the shares of Stock. If the aggregate Repurchase Price is less than $50,000, it shall be paid in one installment. If the aggregate Repurchase Price is equal to or greater than $50,000, it shall be paid by a promissory note payable in three equal annual installments. The first installment of the Repurchase Price shall be paid at the Closing, and subsequent annual installments, if any, shall be due on the successive anniversary dates of the Closing. Interest shall accrue from the date of the Closing on the balance of the Repurchase Price remaining unpaid from time to time at the prime rate published in The Wall Street Journal on the date of Closing, and accrued interest shall be payable together with each annual installment of the Repurchase Price. All or part of the Repurchase Price may be prepaid without penalty or premium. Notwithstanding the foregoing, all amounts due shall become immediately due and payable on the tenth (10th) day following a Change of Control. The Company shall be permitted to apply the proceeds of the repurchase of any shares of Stock towards the repayment of any loan or other obligation owed by a Participant to the Company, including any loan the Participant received in connection with the purchase of the shares of Stock.
11.5    Failure to Transfer Stock. If the Participant (or the applicable subsequent holder) fails, for any reason, to tender any documentation representing the shares of Stock to be repurchased hereunder or otherwise fails to comply with this Section 11, the Company may, at its option, in addition to all other remedies it may have, send to the Participant (or the applicable subsequent holder) the purchase price for such shares of Stock as is herein specified (which may include a promissory note). The Company then shall cancel on its books the documentation representing the shares of Stock to be repurchased and all of the Participant’s (or the applicable subsequent holder’s) rights in and to such shares of Stock shall terminate. If the Company does not repurchase all of the Participant’s (or the applicable subsequent holder’s) shares of Stock as provided in this Section 11, the Company will modify its documentation to accurately represent Participant’s (or the applicable subsequent holder’s) continued ownership of the shares of Stock that the Company did not repurchase.
12.    DIVIDEND EQUIVALENTS
The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with the Plan and Code Section 409A. Unless otherwise provided in the Award Agreement or in this Plan, Dividend Equivalents shall be paid immediately when accrued and, in no event, later than March 15 of the calendar year following the calendar year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in this Plan, if the Participant’s Service terminates prior to the date such Dividend Equivalents accrue, the Participant’s right to such Dividend Equivalents shall be immediately forfeited.
13.    TAX WITHHOLDING
The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of Restrictions applicable to Awards or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.
Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Participant may elect to have shares of Stock withheld or to deliver shares to satisfy the minimum statutory withholding rates for federal, state and local income taxes and employment taxes that are applicable to supplemental taxable income (“Minimum Statutory Withholding”) obligations. The Participant may elect to satisfy Minimum Statutory Withholding obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Participant or (b) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for any minimum period required by the Committee). The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 13 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. To the extent a Participant makes the election described in Section 83(b) of the Code in respect of any Award of Restricted Stock hereunder, the Participant shall be responsible for (i) ensuring compliance with the relevant requirements of Section 83(b) of the Code and the regulations thereunder (including providing notice of any such election to the Company), and (ii) remitting to the Company the amount of the Minimum Statutory Withholding required in connection with such election.
14.    PARACHUTE LIMITATIONS
Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 14 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is both a U.S. Taxpayer and a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for such Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (b) of the preceding sentence, then the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.
15.    EFFECT OF CHANGES IN CAPITALIZATION
15.1    Changes in Stock. The number of shares of Stock for which Awards may be made under this Plan shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution payable in shares of Stock, or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”). In addition, the number and kind of shares for which Awards are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options shall not increase the aggregate Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option and with respect to any such Option held by a U.S. Taxpayer, the adjustment shall comply with the requirements under Section 409A of the Code such that the affected Options continue to be exempt from coverage under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares affected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the Exercise Price per share of outstanding Options to reflect such distribution. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 15.1, with respect to Awards granted to U.S. Taxpayers, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.
15.2    Change of Control. Upon the occurrence of a Change of Control, any outstanding Awards shall continue in accordance with their terms unless: (a) the Board, in its sole discretion, approves the taking of any one or more of the following actions: (i) acceleration of vesting or the removal of Restrictions or payout, (ii) assumption, substitution or cash settlement with respect to all or a portion of any outstanding Awards; (b) if within one year after the consummation of a Change of Control, the Participant’s Service is terminated by the Company or an Affiliate without Cause, then all of the Participant’s Options shall be deemed to have vested. Notwithstanding any provision in this Plan or any Award Agreement, upon the occurrence of a Change of Control, the Company shall have the right to cash out or substitute any Award granted under this Plan so long as, with respect to any Award held by a U.S. Taxpayer, such cash out or substitution does not cause the award to become subject to the adverse tax consequences of Section 409A of the Code. Provision may be made in writing in connection with a Change of Control for the assumption or continuation of the Awards theretofore granted, or for the substitution for such Awards for new options, restricted stock or other equity awards relating to the stock or units of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares or units (disregarding any consideration that is not common stock) and option prices, in which event the Awards therefore granted shall continue in the manner and under the terms so provided so long as, with respect to any Award held by a U.S. Taxpayer, such assumption, continuation or substitution does not cause the award to become subject to the adverse tax consequences of Section 409A of the Code.
15.3    Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. If the Company is the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to this Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation and, in the case of Options, with a corresponding proportionate adjustment of the Exercise Price per share so that the aggregate Exercise Price thereafter shall be the same as the aggregate Exercise Price of the shares of Stock subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing any other Award, any Restrictions applicable to such Award shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 15.3, with respect to any Award held by a U.S. Taxpayer, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

15.4    Adjustment. Adjustments under this Section 15.4 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, and with respect to any Award held by a U.S. Taxpayer, shall be accomplished in a manner so as to avoid any tax that may otherwise become due under Section 409A of the Code.
15.5    No Limitations on the Company. The making of Awards pursuant to this Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
16.    REQUIREMENTS OF LAW
The Company shall not be required to issue or sell any shares of Stock under any Award if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Award, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company determines, in its discretion, that the listing, registration or qualification of any shares subject to an Award on any applicable securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, upon the exercise of any Award or the delivery of any shares of Stock underlying an Award, unless a registration statement is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising or receiving such Award may acquire such shares of Stock pursuant to an exemption from any applicable securities laws. Any determination in this regard by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby. The Company shall not be obligated to take any affirmative action to cause the exercise of an Award or the issuance or sale of shares of Stock pursuant to this Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Award shall not be exercisable until the shares of Stock covered by such Award are registered or are exempt from registration, the exercise of such Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
17.    GENERAL PROVISIONS
17.1    Disclaimer of Rights. No provision in this Plan, in any Award or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. This Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise to hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of this Plan.
17.2    Nontransferability of Awards. Except as provided in any stockholders agreement of the Company, an applicable Award Agreement and this Plan at the time of grant or thereafter, no right or interest of any Participant in an Award granted pursuant to this Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Awards shall be transferable only by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to this Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.
17.3    Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of this Plan to the contrary, if, during the term of this Plan, any changes in the financial or tax accounting rules applicable to any Award occurs which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary any then outstanding and unexercised Options and other outstanding Awards as to which the applicable services or other Restrictions have not been satisfied.
17.4    Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as limiting the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may apply either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.
17.5    Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of this Plan or such Award Agreement.
17.6    Other Award Agreement Provisions. Each Award Agreement may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Committee, in its sole discretion.

17.7    Other Employee Benefits. The amount of any compensation deemed to be received by a Participant as a result of the exercise or vesting of an Award or the sale of shares received upon such exercise or the vesting of any Award shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, unless the applicable plan provides otherwise.
17.8    Severability. If any provision of this Plan or any Award Agreement is determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
17.9    Governing Law. The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.
17.10    Code Section 409A. Notwithstanding anything in this Plan to the contrary, to the extent applicable, this Plan and Awards made to U.S. Taxpayers under this Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that this Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. Notwithstanding the foregoing, in the event that it is determined that any Award is subject to the adverse tax consequences of Section 409A of the Code, any liability related to such adverse consequences shall be borne solely by the Participant.
18.    AMENDMENT, MODIFICATION AND TERMINATION
18.1    Amendment, Modification, and Termination. The Board may at any time terminate and from time to time may amend or modify this Plan, provided, however, that (a) no amendment or modification may become effective without approval as required by applicable law, and (b) no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required pursuant to the applicable law or the Governing Documents.
18.2    Awards Previously Granted. Notwithstanding Section 18.1 to the contrary, no amendment, modification or termination of this Plan or Award Agreement shall adversely affect in any material way any previously granted Award without the written consent of the Participant holding such Award; provided, that the Company shall always have the right to (i) terminate this Plan and Awards outstanding thereunder in compliance with the requirements to Treas. Reg. Section 1.409A-3(j)(4)(ix), (ii) amend, modify or terminate the Plan and Awards outstanding thereunder when it is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or the regulatory interpretation of such law, or (iii) amend, modify or terminate the Plan and

Awards outstanding thereunder to the extent the Award Agreement specifically permits such amendment.
19.    EFFECTIVE DATE OF PLAN
This Plan shall be effective as of the Effective Date.
20.    DURATION
Unless sooner terminated by the Board, this Plan shall terminate automatically 10 years from the Effective Date. After this Plan is terminated, no Awards may be granted. Awards outstanding at the time this Plan is terminated shall remain outstanding in accordance with the terms and conditions of this Plan and the Award Agreement.
21.    EXECUTION

To record adoption of this Plan by the Board as of November 3, 2016, the Company has caused its authorized officer to execute this Plan.

BETTER HOLDCO, INC.

By:	/s/ Vishal Garg

Name: Vishal Garg

Its: President